EXHIBIT 4.2

CONFORMED COPY

SUPPLEMENTAL AGREEMENT

DATED 23 JUNE 2009

BETWEEN

TELENET BIDCO NV

AND

TORONTO DOMINION (TEXAS) LLC

as Facility Agent

relating to a €2,300,000,000 Credit Agreement

originally dated 1 August 2007

and as amended and restated by supplemental agreements dated 22 August 2007, 11 September 2007, 8 October 2007

Allen & Overy LLP

THIS AGREEMENT is dated 23 June 2009

BETWEEN:

(1)                                  TELENET BIDCO NV (RPR Mechelen 89835, Enterprise No. 0473.416.418) (the Company);

(2)                                  THE ORIGINAL GUARANTORS under and as defined in the Credit Agreement (defined below); and

(3)                                  TORONTO DOMINION (TEXAS) LLC as agent (in this capacity the Facility Agent).

BACKGROUND

(A)                             This Agreement is supplemental to and amends a credit agreement originally dated 1 August 2007 and as amended and restated by supplemental agreements dated 22 August 2007, 11 September 2007 and 8 October 2007 between, among others, the Company and the Facility Agent (the Credit Agreement).

(B)                               The Majority Lenders (as defined in the Credit Agreement) have consented to the amendments to the Credit Agreement contemplated by this Agreement.  Accordingly, the Facility Agent is authorised to execute this Agreement on behalf of the Finance Parties.

IT IS AGREED as follows:

1.                                      INTERPRETATION

1.1                               Definitions

(a)                                  In this Agreement:

First Effective Date means 30 June 2009 or such other date as the Company and the Facility Agent may agree.

Second Effective Date means 31 August 2009 or such other date as the Company and the Facility Agent may agree.

(b)                                 Capitalised terms defined in the Credit Agreement have, unless expressly defined in this Agreement, the same meaning in this Agreement.

1.2                               Construction

The principles of construction set out in the Credit Agreement will have effect as if set out in this Agreement.

2.                                      AMENDMENTS

(a)                                 Subject as set out below, the Credit Agreement will be amended from the First Effective Date so that it reads as if it were restated in the form set out in Schedule 2 (Restated Credit Agreement).

(b)                                The Credit Agreement will not be amended by this Agreement unless the Facility Agent notifies the Company and the Lenders that it has received all of the documents set out in Schedule 1 (Conditions precedent documents) in form and substance satisfactory to the

Facility Agent on or prior to the First Effective Date.  The Facility Agent must give this notification as soon as reasonably practicable.

(c)                                  If the Facility Agent fails to give the notification under paragraph (b) above by the First Effective Date, the Credit Agreement will not be amended in the manner contemplated by this Agreement.

3.                                      REPRESENTATIONS

3.1                               Representations

The representations set out in this Clause are made by each Obligor on the date of this Agreement to each Finance Party.

3.2                               Powers and authority

It has the power to enter into and perform, and has taken all necessary action to authorise the entry into and performance of, this Agreement and the transactions contemplated by this Agreement.

3.3                               Legal validity

Subject to any general principles of law limiting its obligations and referred to in any legal opinion delivered under Schedule 1 (Conditions precedent documents), this Agreement constitutes its legally binding, valid and enforceable obligation.

3.4                               Non-conflict

The entry into and performance by it of, and the transactions contemplated by, this Agreement do not and will not conflict with:

(a)                                  in any material respect, any law or regulation or official judgment or decree applicable to it;

(b)                                 in any material respect, its constitutional documents; or

(c)                                 any agreement or instrument to which it is a party or is binding on any of its assets or binding upon any other member of the Group or any other member of the Group’s assets, where such conflict would or is reasonably likely to have a Material Adverse Effect.

3.5                               Authorisations

All material and necessary authorisations required by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, this Agreement have been obtained or effected (as appropriate) and are in full force and effect.

4.                                      CONSENTS

Each Obligor:

(a)                                  agrees to the amendment and restatement of the Credit Agreement as contemplated by this Agreement; and

(b)                                 with effect from the First Effective Date, confirms that any guarantee or security given by it or created under a Finance Document will:

(i)                                    continue in full force and effect; and

(ii)                                 extend to the liabilities and obligations of the Obligors to the Finance Parties under the Finance Documents as amended by this Agreement.

5.                                      CONDITIONS SUBSEQUENT

(a)                                  The Company will provide the Facility Agent with the following documents in form and substance satisfactory to the Facility Agent on or prior to the Second Effective Date:

(i)                                    a copy of a resolution of the board of directors of each Obligor ratifying the entry into, and the performance of the transactions contemplated by, this Agreement; and

(ii)                                 a certificate of an authorised signatory of each Obligor certifying that the copy document specified in sub-paragraph (i) above is correct, complete and in full force and effect as at a date no earlier than the Second Effective Date,

(together the Conditions Subsequent Documents).

(b)                                 Failure by the Company to provide the Conditions Subsequent Documents by the Second Effective Date will be an immediate Event of Default.

6.                                      MISCELLANEOUS

(a)                                  Each of this Agreement and the Credit Agreement, as amended and restated by this Agreement is a Finance Document.

(b)                                 Subject to the terms of this Agreement, the Credit Agreement will remain in full force and effect and, from the First Effective Date, the Credit Agreement and this Agreement will be read and construed as one document.

7.                                      GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

CONDITIONS PRECEDENT DOCUMENTS

1.                                       A copy of the constitutional documents of each Obligor or, if the Facility Agent already has a copy, a certificate of an authorised signatory of the relevant Obligor confirming that the copy in the Facility Agent’s possession is still correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.                                       A specimen of the signature of each person authorised on behalf of each Obligor to sign this Agreement.

3.                                       A certificate of an authorised signatory of each Obligor certifying that each copy document specified in this Schedule is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

4.                                       A legal opinion of Allen & Overy LLP, English legal advisers to the Facility Agent, addressed to the Finance Parties.

5.                                       Evidence that all fees and expenses then due and payable from the Company in respect of this Agreement have been paid.

SCHEDULE 2

RESTATED CREDIT AGREEMENT

[insert restated credit agreement ]

SIGNATORIES

Company

TELENET BIDCO NV

By:                              Authorized signatory

Original Guarantors

TELENET BIDCO NV

By:                              Authorized signatory

TELENET NV

By:                              Authorized signatory

Facility Agent

TORONTO DOMINION (TEXAS) LLC

By:                              Authorized signatory